UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2013

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54910	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 West Park Drive, Suite 210

Westborough, Massachusetts 01581

(Address of Principal Executive

Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On July 19, 2013, RXi Pharmaceuticals Corporation (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect a one-for-thirty reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Reverse Stock Split”), on July 23, 2013 at 11:59 p.m. Eastern Time (the “Effective Time”). The Reverse Stock Split was approved by the Company’s Board of Directors (the “Board”), pursuant to authority delegated to the Board under Article IV of the Company’s Amended and Restated Certificate of Incorporation. As a result of the Reverse Stock Split, at the Effective Time, each thirty shares of the Company’s common stock issued and outstanding immediately prior to the Effective Time will be automatically combined into and become one share of Company common stock. No fractional shares will be issued in the Reverse Stock Split and stockholders will instead be entitled to receive the cash value of any fractions of shares that would have been issued as a result of the Reverse Stock Split. The Reverse Stock Split will not alter the par value of the common stock or modify any voting rights or other terms of the common stock.

At the Effective Time, the number of shares reserved for issuance under, the number of shares subject to awards under, the per-share exercise or purchase price with respect to awards under, the share-based limitations under, and other relevant provisions under the Company’s 2012 Long Term Incentive Plan (the “Plan”) were appropriately adjusted to reflect the Reverse Stock Split. The adjustments were made in accordance with the terms of the Plan and include a proportionate increase in the exercise price of outstanding options and a proportionate decrease in the number of shares of common stock issuable upon the exercise of outstanding options. In addition, the conversion ratio of the Company’s issued and outstanding shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) was automatically appropriately adjusted in accordance with the terms of the Series A Preferred Stock.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2013, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split.

The Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Under the Company’s Amended and Restated Certificate of Incorporation, the Reverse Stock Split requires the approval of the holders of ninety-five percent of our issued and outstanding shares of preferred stock. On July 18, 2013, the holders of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) unanimously approved the Reverse Stock Split at a special meeting (the “Special Meeting”). The Special Meeting was initially held on July 15, 2013, pursuant to notice duly given by the Company to all holders of the Company’s Series A Preferred Stock issued and outstanding as of July 5, 2013. The Special Meeting adjourned on July 15, 2013 and reconvened on July 18, 2013, when the Reverse Stock Split was approved.

Item 7.01	Regulation FD Disclosure

On July 22, 2013, the Company announced that is has applied for listing on The NASDAQ Capital Market. The press release regarding this announcement is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of RXi Pharmaceuticals Corporation.

99.1	Press Release dated July 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: July 22, 2013	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of RXi Pharmaceuticals Corporation.

99.1	Press Release dated July 22, 2013.